Exhibit 4.1

WARRANT

No sale, offer to sell or transfer of the securities represented by this certificate or any interest therein shall be made unless a registration statement under the Securities Act of 1933, as amended, with respect to such transaction is then in effect, or the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under that Act.

This warrant will be void after 5:00 p.m. New York time on December 16, 2006.

          NON-REDEEMABLE COMMON STOCK PURCHASE WARRANT

To subscribe for the Purchase of up to __________ Shares of Common Stock of

                    HAUPPAUGE DIGITAL, INC.

(Transferability Restricted as Provided in Paragraphs 6 and 7 Below).

          THIS CERTIFIES THAT, for value received, _____________________, the Holder hereof, or its registered assigns, is entitled to subscribe for and purchase from Hauppauge Digital, Inc., incorporated under the laws of the State of Delaware (the “Company”), up to _________ fully paid and non-assessable shares of Common Stock, at the “Warrant Price” and during the period hereinafter set forth, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

          DEFINITIONS. As used herein:

“Common Stock” or “Common Shares” shall refer to the Company’s Common Stock, $0.01 par value per share.

“Fair Market Value or “FMV”: The fair market value of Common Stock on a particular day shall be the closing price of the Common Stock on NASDAQ, or if not applicable, by the National Quotations Bureau or any other national stock exchange on which the Common Stock is traded, on such date.

“Holder” shall refer to the registered holder of this Warrant.

“Shares” shall refer to shares of Common Stock.

“Warrant Price” shall refer to the amount required to purchase a share of Common Stock and shall be $3 13/16.

          EXERCISE OF WARRANT.

Exercisability. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time, during the period commencing on the date hereof (the “Commencement Date”) until 5:00 p.m. New York Time on December 16, 2006 (the “Expiration Date”), by the presentation of this Warrant, with the purchase form attached duly executed, at the Company’s office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 9 hereof), and upon payment by the Holder to the Company in cash, by certified check or bank draft, or wire transfer of immediately available funds of the Warrant Price for such Common shares. The Company agrees that the Holder hereof shall be deemed the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been presented and payment made for such Common Shares as aforesaid whether or not the Company or its transfer agent is open for business. Certificates for the Common Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Common Shares which such Holder is entitled to purchase under the terms and conditions hereunder.

Cashless Exercise. The Holder shall be permitted to make payment in cash, in Shares already owned by the Holder, valued at the Fair Market Value thereof, as partial or full payment of the exercise price through a “Cashless Exercise”.

          If the Holder elects to utilize a Cashless Exercise, it shall be entitled to a credit equal to the amount of that equity by which the current Fair Market Value exceeds the Warrant price on that number of Warrants surrendered and to utilize that credit to exercise additional Warrants held by it that such equity could purchase. There shall be canceled that number of Warrants utilized for the credit. For example, if the Holder has Warrants to acquire 15,000 shares which are exercisable, the Fair Market Value is $6.00 per share, the exercise price is $3 13/16 per share, and the Holder elects to utilize for a credit 7,500 Warrants ($2 3/16 x 7,500 or $16,406.25), then upon a Cashless Exercise in connection therewith he shall be entitled to acquire 4,303 shares of Common Stock ($16,406.25 ÷ $3 13/16) in exchange for the Warrants for 7,500 shares for which a credit has been received and 4,303 shares have been exercised. The Holder will still have exercisable Warrants to acquire 7,500 shares of Common Stock.

          As soon as practical after full payment of the exercise price, the Company shall deliver to the Holder a certificate or certificates representing the acquired shares.

EXCHANGE OF WARRANTS. Subject to the provisions of Section 6 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Warrants are to be issued, and the payment of any transfer tax due in connection herewith.

          COVENANTS BY THE COMPANY. The Company covenants and agrees that:

During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant included therein, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

All Common Shares which may be issued upon exercise of the rights represented by this Warrant included herein will upon issuance be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of this Warrant.

NO RIGHTS AS A SHAREHOLDER. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or any other rights as a shareholder of the Company.

RESTRICTIONS ON TRANSFERABILITY. This Warrant and the Common Stock issuable hereunder shall not be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as then in force (the “Act”), or any similar Federal statute then in force, and all applicable “Blue Sky” laws. This Warrant and the Common Stock issuable hereunder may not be issued, sold, transferred, assigned or hypothecated unless and until there has been compliance, in the opinion of counsel to the Company, with all legal requirements applicable to the sale, transfer, assignment or hypothecation of such shares. In connection with any such issuance, sale, transfer, assignment or hypothecation, the Holder, if requested by the Company, shall give assurances satisfactory to counsel to the Company that the Common Shares are being acquired for investment and not with a view to resale or distribution thereof, and such other assurances as the Company may deem desirable to assure compliance with all applicable legal requirements, including but not limited to compliance with the Act.

LEGEND. This Warrant and the shares of Common Stock to be issued upon exercise of this Warrant shall not be registered under the Act. All certificates representing Common Stock issued upon exercise of this Warrant shall bear a restrictive legend containing the following language:

NO SALE, OFFER TO SELL OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED WITH

RESPECT TO SUCH TRANSACTION IS THEN IN EFFECT, OR THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SALE, OFFER TO SELL OR TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THAT ACT.

REGISTRATION AND INDEMNIFICATION RIGHTS. The Company hereby covenants to register this Warrant, and all of the shares which may be acquired as a result of any exercise hereunder, at the Company’s own expense, concurrently with any registration or qualification of its Common Stock or the securities (except on a Form S-8 registration statement) in a manner appropriate to permit the distribution of this Warrant and such shares at any time until the Expiration Date. In connection with any offering by the Holder, the Company agrees to enter into an agreement with the Holder, and any person acting on behalf of the Holder, to indemnify the Holder and such persons from any liability arising from any material misstatements or omissions made by the Company in such Registration Statement. The Company further covenants to use its best-efforts to keep such Registration Statement in effect for the then balance of the life of this Warrant.

SUBSEQUENT HOLDERS. Every holder hereof, by accepting the same, agrees with any subsequent holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, and conditions, limitation and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

NOTICES. All notices required hereunder shall be given by first-class mail, postage prepaid, if given by the Holder, addressed to the Company at 91 Cabot Court, Hauppauge, New York 11788 or such other address as the Company may designate in writing to the Holder; and if given by the Company, address to the holder at the address of the Holder shown on the books of the Company.

GOVERNING LAW. The validity, construction and enforcement of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to any principles of conflicts of laws thereunder, and jurisdiction is hereby vested in the courts of said State in the event of the institution of any legal action under this Warrant.

          IN WITNESS WHEREOF, HAUPPAUGE DIGITAL, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and to be dated as of December 17, 1996.

HAUPPAUGE DIGITAL, INC.

By:

KENNETH AUPPERLE, President

Attest:

Secretary

(Corporate Seal)

PURCHASE FORM
To Be Executed
Upon Exercise of Warrant

          The undersigned hereby exercises the right to purchase ____________________ shares of Common Stock, evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificates for such shares and warrants shall be issued in the name set forth below.

Date:                         , 19

_______________________________________________
Signature

_______________________________________________
Print Name of Signatory

__________________________________
Name to whom certificates are to be issued if different from above

Address:	___________________________________

_________________________________________

Social Security No. _________________________
or other identifying number: __________________
_________________________________________

          If said number of shares and warrants shall not be all the shares and warrants purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of:

_______________________________________________
Please Print:

Address: _______________________________________
_______________________________________________

Social Security No. _______________________________
or other identifying number: ________________________
_______________________________________________

_______________________________________________
Signature